Exhibit 99

                         Form 4 Joint Filer Information

Name:                      Wattles Capital Management, LLC

Address:                   7945 W. Sahara #205
                           Las Vegas, Nevada 89117

Designated Filer:          Mark J. Wattles

Issuer & Ticker Symbol:    Tweeter Home Entertainment Group, Inc. (TWTR)

Date of Event
Requiring Statement:       August 26, 2005

Signature:                 Wattles Capital Management, LLC


                           By: /s/ Mark J. Wattles
                               -----------------------------------------
                               Mark J. Wattles, President